SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549



                                     FORM 8-K

                                  CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934





      DATE OF REPORT (Date of earliest event reported):  May 5, 1995


                                FIRST COMMERCE CORPORATION
                 (Exact name of registrant as specified in its charter)


        LOUISIANA                     0-7931                 72-0701203
 (State of incorporation)     (Commission File Number)       (IRS Employer
                                                         Identification Number)



                      210 BARONNE ST., NEW ORLEANS, LOUISIANA  70112
                    (Address of principal executive offices - Zip Code)




      Registrant's telephone number, including area code:    (504) 561-1371


                                           N/A
               (Former name or former address, if changed since last report)

               Item 5.   Other Events.

               Pursuant to an Agreement and Plan of Merger between First Commerce Corporation ("FCC") and its wholly-owned subsidiary, First National Bank of Commerce ("FNBC"), on the one hand, and First Bancshares, Inc. ("Bancshares") and its wholly-owned subsidiary, First Bank ("First"), on the other hand, dated as of May 27, 1994 (the "Plan"), FCC acquired Bancshares and First on February 17, 1995. The acquisition was accomplished by the merger of First into FNBC and the merger of Bancshares into FCC (collectively, the "Mergers"), and upon consummation of the Mergers, each outstanding share of common stock of Bancshares was converted into 3.19141 shares of common stock, $5.00 par value per share, of FCC (the "FCC Common Stock").

               The shares of FCC Common Stock issued pursuant to the Mergers were registered pursuant to a registration statement on Form S-4 (Commission File No. 33-54865) which was filed by FCC with the SEC on August 2, 1994 and declared effective on August 9, 1994. The Plan was approved by the shareholders of Bancshares at a special meeting held on September 21, 1994. Information regarding the consummation of the transaction and disclosure of certain historical and pro forma financial data can be found in FCC's Current Report on Form 8-K filed on March 3, 1995, as amended by Form 8-K/A filed on April 3, 1995.

               The Mergers were accounted for as a pooling-of-interests and therefore the audited financial statements of FCC set forth below are being filed to restate FCC's consolidated balance sheets as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994.

FIRST COMMERCE CORPORATION

SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS (dollars in thousands)


                                                                     December 31
=======================================================================================
                                                                  1994        1993
- ---------------------------------------------------------------------------------------
ASSETS
  Cash and due from banks                                     $  408,343  $   398,947
  Interest-bearing deposits in other banks                           281       55,422
  Securities
     Held to maturity (market value $12,983 and
       $1,603,422, respectively)                                  12,973    1,578,744
     Available for sale, at market                             2,492,578            -
     Held for sale, at lower of aggregate
       amortized cost or market                                        -    1,779,927
  Trading account securities                                       8,970          482
  Federal funds sold and securities purchased
    under resale agreements                                       66,230       30,600
  Loans and leases, net of unearned income of
    $8,147 and $15,736, respectively                           3,387,415    2,835,104
     Allowance for loan losses                                   (55,933)     (70,459)
- ---------------------------------------------------------------------------------------
        Net loans and leases                                   3,331,482    2,764,645
=======================================================================================
  Premises and equipment                                         123,159      108,864
  Accrued interest receivable                                     62,442       56,506
  Other real estate                                                5,913        8,869
  Goodwill and other intangibles                                  15,118       16,143
  Other assets                                                   274,936       98,561
- ---------------------------------------------------------------------------------------
        Total assets                                          $6,802,425  $ 6,897,710
=======================================================================================
LIABILITIES
    Noninterest-bearing deposits                              $1,270,130  $ 1,240,724
    Interest-bearing deposits                                  4,406,240    4,284,526
- ---------------------------------------------------------------------------------------
        Total deposits                                         5,676,370    5,525,250
=======================================================================================
  Short-term borrowings                                          470,974      678,816
  Accrued interest payable                                        22,907       17,246
  Accounts payable and other accrued liabilities                  51,499       56,676
  Long-term debt                                                  88,956       91,155
- ---------------------------------------------------------------------------------------
        Total liabilities                                      6,310,706    6,369,143
=======================================================================================
STOCKHOLDERS' EQUITY
  Preferred stock, 5,000,000 shares authorized
    Series 1992, 7.25% cumulative convertible,
      $25 stated value Issued--2,398,170 and
      2,399,170 shares, respectively                              59,954       59,979
  Common stock, $5 par value
    Authorized--100,000,000 shares
    Issued--28,898,051 and 28,767,604 shares,
      respectively                                               144,491      143,839
  Capital surplus                                                128,811      127,051
  Retained earnings                                              231,305      198,515
  Unearned restricted stock compensation                            (592)        (817)
  Net unrealized (loss) on securities
    available for sale                                           (72,250)           -
- ---------------------------------------------------------------------------------------
        Total stockholders' equity                               491,719      528,567
=======================================================================================
        Total liabilities and stockholders' equity            $6,802,425  $ 6,897,710
=======================================================================================


The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these Supplemental Consolidated Balances Sheets.

FIRST COMMERCE CORPORATION

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands except per share data)


                                                                    Years Ended December 31
===================================================================================================
                                                            1994             1993           1992
- ---------------------------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans and leases               $    257,054   $     231,516   $     228,767
  Interest on tax-exempt securities                          7,383           9,159          10,237
  Interest and dividends on taxable securities             159,967         162,899         163,321
  Interest on money market investments                       3,386          10,399          16,871
- ---------------------------------------------------------------------------------------------------
    Total interest income                                  427,790         413,973         419,196
===================================================================================================
INTEREST EXPENSE
  Interest on deposits                                     122,010         121,201         149,782
  Interest on short-term borrowings                         23,296          15,063           7,916
  Interest on long-term debt                                11,216          12,089          12,333
- ---------------------------------------------------------------------------------------------------
    Total interest expense                                 156,522         148,353         170,031
===================================================================================================
NET INTEREST INCOME                                        271,268         265,620         249,165
PROVISION FOR LOAN LOSS                                    (11,443)         (5,804)         22,720
===================================================================================================
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        282,711         271,424         226,445
===================================================================================================
OTHER INCOME
  Deposit fees and service charges                          46,188          45,582          42,276
  Credit card fee income                                    24,857          22,430          21,582
  Trust fee income                                          13,738          11,371           9,439
  Broker/dealer revenue                                      7,377           8,775           7,225
  ATM fee income                                             5,476           2,137           1,360
  Other operating revenue                                   15,413          15,092          16,456
  Securities transactions                                  (43,485)           (423)            344
- ---------------------------------------------------------------------------------------------------
    Total other income                                      69,564         104,964          98,682
===================================================================================================
                                                           352,275         376,388         325,127

OPERATING EXPENSE
  Salary expense                                           114,857         101,692          88,417
  Employee benefits                                         23,284          22,491          17,725
- ---------------------------------------------------------------------------------------------------
    Total personnel expense                                138,141         124,183         106,142
  Net occupancy expense                                     17,129          16,178          15,183
  Equipment expense                                         16,921          13,873          13,300
  Professional fees                                         14,202          11,975           8,914
  FDIC insurance expense                                    12,073          12,183          10,846
  Other operating expense                                   55,193          53,273          59,130
- ---------------------------------------------------------------------------------------------------
    Total operating expense                                253,659         231,665         213,515
===================================================================================================
INCOME BEFORE INCOME TAX EXPENSE AND MINORITY INTEREST      98,616         144,723         111,612
INCOME TAX EXPENSE                                          31,854          43,521          34,539
===================================================================================================
INCOME BEFORE MINORITY INTEREST                             66,762         101,202          77,073
EARNINGS OF MINORITY INTEREST                                    -               -             918
===================================================================================================
NET INCOME                                                  66,762         101,202          76,155
PREFERRED DIVIDEND REQUIREMENTS                              4,347           4,348           4,076
===================================================================================================
INCOME APPLICABLE TO COMMON SHARES                    $     62,415   $      96,854   $      72,079
===================================================================================================
EARNINGS PER COMMON SHARE
  Primary                                             $       2.15   $        3.36   $        2.73
  Fully diluted                                       $       2.10   $        3.11   $        2.58
WEIGHTED AVERAGE SHARES OUTSTANDING
  Primary                                               29,022,779      28,837,748      26,434,077
  Fully diluted                                         31,817,158      34,830,540      32,273,902
===================================================================================================


The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these Supplemental Consolidated Financial Statements.

FIRST COMMERCE CORPORATION

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
 (dollars in thousands, except per share data)



                                                                                                        Net
                                                                                                    Unrealized
                                                                                       Unearned     (Loss) on
                                          Preferred                                    Restricted   Securities
                                            Stock     Common     Capital    Retained     Stock      Available
                                         Series 1992   Stock     Surplus    Earnings  Compensation   for Sale    Total
=========================================================================================================================
Balance at January 1, 1992                $      -  $  72,401 $    71,135 $   117,244 $ (1,146)          -     $ 259,634
  Net income                                     -          -           -      76,155        -           -        76,155
  Cash dividends
    Series 1992 preferred stock
    ($1.70 per share)                            -          -           -      (4,076)       -           -        (4,076)
    Common stock ($.70 per share)                -          -           -     (16,251)       -           -       (16,251)
  Stock split effected in the
    form of a 50% dividend                       -     32,568           -     (32,610)       -           -           (42)
  Series 1992 preferred stock
    issued in public offering
    - 2,400,000 shares                      60,000          -      (2,403)          -        -           -        57,597
  Conversion of 360 shares of
    preferred stock into 223
    shares of common stock                      (9)         1           8           -        -           -             -
  Public offering of common
    stock - 1,000,000 shares                     -      5,000      40,852           -        -           -        45,852
  Common stock issuances to
    plans - 62,429 shares                        -        312       2,261           -        -           -         2,573
  Stock options exercised,
    net of shares surrendered in
    payment and tax benefit -
    233,679 shares                               -      1,168       4,869           -        -           -         6,037
  Restricted stock activity                      -       (164)        776           -      540           -         1,152
- -------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1992                59,991    111,286     117,498     140,462     (606)          -       428,631
=========================================================================================================================
  Pooling of interests with FANB                 -      6,124       3,400       8,092        -           -        17,616
- -------------------------------------------------------------------------------------------------------------------------
  Balance at December 31, 1992              59,991    117,410     120,898     148,554     (606)          -       446,247
  Net income                                     -          -           -     101,202        -           -       101,202
  Cash dividends
    Series 1992 preferred stock
      ($1.81 per share)                          -          -           -      (4,348)       -           -        (4,348)
    Common stock ($.85 per share)                -          -           -     (22,049)       -           -       (22,049)
  Stock split effected in the
    form of a 25% dividend                       -     24,780           -     (24,844)       -           -           (64)
  Conversion of 470 shares of
    preferred stock into 437
    shares of common stock                     (12)         2          10           -        -           -             -
  Common stock issued in exchange
    for FANB convertible debt -
    65,877 shares                                -        329         301           -        -           -           630
  Common stock issuances to plans
    - 145,485 shares                             -        727       4,312           -        -           -         5,039
  Stock options exercised, net of
    shares surrendered in payment
    and tax benefit - 98,565 shares              -        493         942           -        -           -         1,435
  Restricted stock activity                      -         98         588           -     (211)          -           475
- -------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1993                59,979    143,839     127,051     198,515     (817)          -       528,567
=========================================================================================================================
  Net income                                     -          -           -      66,762        -           -        66,762
  Cash dividends:
    Series 1992 preferred stock
      ($1.8125 per share)                        -          -           -      (4,347)       -           -        (4,347)
    Common stock ($1.10 per share)               -          -           -     (29,590)       -           -       (29,590)
  Conversion of 1,000 shares of
    preferred stock into 1,164
    shares of common stock                     (25)         6          19           -        -           -             -
  Common stock issuances to plans -
    58,718 shares                                -        292       1,124         (35)       -           -         1,381
  Stock options exercised, net of
    shares surrendered in payment
    and tax benefit - 64,537 shares              -        323         558           -        -           -           881
  Restricted stock activity                      -         31          59           -      225           -           315
  Net unrealized (loss) on securities
    available for sale                           -          -           -           -        -     (72,250)      (72,250)
- -------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1994              $ 59,954  $ 144,491 $   128,811 $   231,305 $   (592)   $(72,250)    $ 491,719
=========================================================================================================================


The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these Supplemental Consolidated Financial Statements.

FIRST COMMERCE CORPORATION

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands)



                                                                       Years Ended December 31
====================================================================================================
                                                                  1994          1993         1992
- ----------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net Income                                               $     66,762  $   101,202  $     76,155
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Provision for loan losses                                 (11,443)      (5,804)       22,720
      Depreciation and amortization                              15,286       11,936        10,661
      Amortization of intangibles                                 2,195        2,829         2,445
      Deferred income tax (benefit) expense                       6,667       (7,979)       (2,751)
      Net (gain) loss from securities transactions               43,485          423          (344)
      Net (gain) on loan sales                                     (546)
      (Increase) decrease in trading account securities          (8,488)       1,894        (1,736)
      (Increase) decrease in accrued interest receivable         (5,936)       1,856        (9,392)
      (Increase) in other assets                                 (1,580)     (22,914)      (16,536)
      Increase (decrease) in accrued interest payable             5,661        1,002        (6,611)
      Increase (decrease) in accounts payable and other
        accrued liabilities                                      (7,329)      15,650         3,221
      Other, net                                                    422        1,389        12,803
- ----------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES               105,156      101,484        90,635
====================================================================================================
INVESTING ACTIVITIES
  Net (increase) decrease in interest-bearing deposits
    in other banks                                               55,141      328,264       (84,449)
  Proceeds from sales and calls of securities held to
    maturity and held for sale                                    3,625      469,616       238,303
  Proceeds from maturities of securities held to
    maturity and held for sale                                  760,979    1,045,090     1,059,264
  Purchases of securities held to maturity and held
    for sale                                                        (22)  (1,763,279)   (2,431,302)
  Proceeds from sales and calls of securities
    available for sale                                        1,654,120            -             -
  Proceeds from maturities of securities available
    for sale                                                    258,328            -             -
  Purchases of securities available for sale                 (2,123,021)           -             -
  Net (increase) decrease in federal funds sold and
    securities purchased under resale agreements                (35,630)       7,026        60,874
  Proceeds from sales of loans                                   97,315
  Net (increase) decrease in loans                             (653,924)    (367,426)       22,083
  Purchase of minority interest                                       -            -        (8,288)
  Purchase of Wolcott Mortgage Group, Inc., net of
    cash acquired                                                (1,194)           -             -
  Proceeds provided (used) by acquisition of Pelican
    deposits and selected marketable assets:
    Purchases of assets, net of cash acquired                         -            -      (213,780)
    Proceeds from sale of selected acquired assets                    -            -       204,222
    Assumption of deposits and other liabilities                      -            -     1,416,415
    Repayment of deposits in branches not reopened                    -            -      (275,434)
  Purchases of premises and equipment                           (30,432)     (20,409)      (15,418)
  Proceeds from sales of foreclosed assets                        6,587       18,566        20,181
  Other, net                                                      1,839        1,599          (138)
- ----------------------------------------------------------------------------------------------------
    NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES             (6,289)    (280,953)       (7,467)
====================================================================================================
FINANCING ACTIVITIES
  Net increase (decrease) in demand deposits, NOW accounts,
    money market accounts and savings accounts                 (117,529)     107,626       249,793
  Net increase (decrease) in time deposits                      268,649      (77,175)     (648,119)
  Net increase (decrease) in short-term borrowings             (208,761)     198,679       248,029
  Payments on long-term debt                                     (2,199)      (8,450)       (4,774)
  Proceeds from common stock issued in public offering                -            -        45,852
  Proceeds from sales of common stock                             1,840        5,385         6,167
  Proceeds from Series 1992 preferred stock sold in
    public offering                                                   -            -        57,597
  Cash dividends                                                (31,471)     (24,995)      (17,872)
- ----------------------------------------------------------------------------------------------------
    NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES            (89,471)     201,070       (63,327)
====================================================================================================
    INCREASE IN CASH AND CASH EQUIVALENTS                         9,396       21,601        19,841
    CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              398,947      377,346       348,819
====================================================================================================
    CASH AND CASH EQUIVALENTS AT END OF YEAR               $    408,343  $   398,947  $    368,660
====================================================================================================



   The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these Supplemental Consolidated Financial Statements.

          FIRST COMMERCE CORPORATION
          NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


          NOTE 1
          Summary of Significant Accounting Policies

          The accounting and reporting policies of First Commerce Corporation (FCC) and its subsidiaries conform with generally accepted accounting principles and with general practices within the financial services industry. The principles and policies followed by FCC and its subsidiaries and the methods of applying those principles and policies which materially affect the determination of the consolidated financial position, results of operations or cash flows are summarized below and in the following notes.

          BASIS OF CONSOLIDATION
          The consolidated financial statements include the accounts of FCC and all of its subsidiaries, of which the banking subsidiaries are collectively "the Banks". All significant intercompany accounts and transactions have been eliminated.

          BASIS OF PRESENTATION
          Certain prior years' amounts have been reclassified to conform with current year financial statement presentation.

          SECURITIES
          Effective January 1, 1994,  FCC  adopted  Statement  of Financial
          Accounting Standards No. 115 (SFAS No. 115) "Accounting for Certain Investments in Debt and Equity Securities" which requires the classification of securities as trading, available for sale or held to maturity. Management determines the classification of its securities when they are purchased. FCC's trading account securities are classified in the money market investment portfolio, and are carried at market value.

          Securities which FCC has the intent and ability to hold until maturity are classified as held to maturity. These securities are stated at cost, adjusted for amortization of premiums and accretion of discounts using either the interest method or the straight-line method, which produces approximately the same results.

          Securities which may be sold in response to changes in interest rates, liquidity needs or asset/liability management strategies are classified as available for sale. These securities are reflected at market value, and net unrealized gains or losses are shown as a separate component of stockholders' equity, net of the tax effect. Realized gains or losses are recognized, using the specific identification method, at the time of sale or call of a security, and are shown as a separate component of other income in the consolidated statements of income.

          Prior to adoption of SFAS No. 115, certain securities were classified as held for sale, and were stated at the lower of aggregate amortized cost or market and adjustment to market and realized gains or losses were shown as a separate component of other income in the consolidated statements of income.

          MONEY MARKET INVESTMENTS
          Money market investments include interest-bearing deposits in other banks, federal funds sold, securities purchased under resale agreements and trading account securities. They are stated at cost, which approximates market value, with the exception of trading account securities, which are carried at market value. Adjustments to market value and trading account gains and losses are included in other operating revenue in the consolidated statements of income. Interest and dividend income on trading account securities is included in interest income on money market investments.

          LOANS AND LEASES
          Interest income on most loans is accrued based on the principal amounts outstanding. Unearned income on loans made on a discounted basis is recognized as interest income using either the rule of 78s (sum-of-the-months' digits) or the interest method, which result in approximately level rates of return over the terms of the loans.

          Most loans and leases are held to maturity and are stated at cost. Loans which are held for sale, principally residential mortgage loans, are reflected at the lower of cost or market value in the consolidated balance sheets.

          Loan origination fees and costs are deferred and amortized as an adjustment of the yield using the interest method for commercial loans and the straight-line method for consumer and residential mortgage loans. The amortization period for commercial and consumer loans is the actual life of the loans; for residential mortgage loans, the amortization period is the average life of the loan. Loan origination costs on credit card loans are not deferred due to the immaterial effect on FCC's financial statements. Annual credit card fees are recognized on a straight-line basis over the twelve-month period that cardholders may use the card.

          NONPERFORMING LOANS AND LEASES
          Nonperforming loans and leases consist of nonaccrual loans and restructured loans. Loans and leases past due 90 days or more are considered to be performing loans and leases until placed on nonaccrual status. Loans and leases are placed on nonaccrual status when, in the opinion of management, there is sufficient uncertainty as to timely collection of interest or principal so as to preclude the recognition in reported earnings of some or all of the contractual interest. When a loan is placed on nonaccrual status, interest accrued but not collected is usually reversed against interest income. Generally, any payments received on nonaccrual loans and leases are first applied to reduce outstanding principal amounts. Loans are not reclassified as accruing until interest and principal payments are brought current and future payments are reasonably assured. Delinquent credit card loans are charged-off within 180 days. Student loans, which are 100% government guaranteed, are not placed on nonaccrual status.

          ALLOWANCE FOR LOAN LOSSES
          The allowance for loan losses represents management's best estimate of potential losses in the loan and lease portfolios. This estimate is based on an ongoing assessment of the portfolios. Factors which are considered include significant changes in the character of the portfolios, loan concentrations, current year charge-offs, historic ratios of charge-offs to average loans and leases, trends in portfolio volumes, delinquencies, nonaccruals and economic conditions. Ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

          FORECLOSED ASSETS
          Property transferred to foreclosed assets is recorded at fair value at the time of transfer. Fair value is the anticipated sales price of the assets, less estimated costs to sell, based upon independent appraisals and other relevant factors. When a loan is reclassified as a foreclosed asset, the reduction of the carrying value to the fair value is charged to the allowance for loan losses. Subsequent to foreclosure, foreclosed assets are reflected at the lower of current fair value or the fair value at the date of transfer to foreclosed assets. Any subsequent reductions are charged to nonperforming assets expense. Revenues and expenses associated with operating or disposing of foreclosed assets are recorded during the period in which they are incurred.

          PREMISES AND EQUIPMENT
          Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using various methods, principally straight-line, over the estimated useful lives of each type of asset. Leasehold improvements are amortized using the straight-line method over the periods of the leases or the estimated useful lives, whichever is shorter. Additions to premises and equipment and major replacements or improvements are capitalized. Gains and losses on dispositions, maintenance, repairs and minor replacements are reflected in current operations.

          INCOME TAXES
          FCC and its subsidiaries file a consolidated federal income tax return. Income tax expense or benefit is based on income reported for financial accounting purposes. FCC accounts for income taxes under the asset and liability method. Deferred assets and liabilities are established for the temporary differences between the financial reporting basis and the tax basis of FCC's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

          FOREIGN EXCHANGE CONTRACTS
          Generally, sales or purchases of foreign exchange contracts are covered with offsetting transactions. FCC uses foreign exchange contracts as commercial service products and does not intend to speculate with open positions in the foreign exchange market. Unrealized gains or losses in the foreign exchange portfolio are recognized upon the maturity of the contracts.

          INTEREST RATE CONTRACTS
          FCC enters into a variety of interest rate contracts such as caps, collars and floors in the management of its interest rate exposure. These instruments are typically entered into as hedges against interest rate risk on specific assets and liabilities. The premium paid or received for any of these instruments is amortized over the expected remaining term of the agreement. Cash flows relative to these instruments are recorded as adjustments to interest income or expense. Gains and losses on any contracts sold are deferred and amortized over the expected remaining term of the hedged asset or liability. If the asset or liability is disposed of, any unamortized gain or loss on the hedging instrument is included in the determination of the gain or loss from the disposition.

          INTEREST RATE SWAP AGREEMENTS
          FCC enters into interest rate swap agreements primarily as a means to manage its interest rate exposure. Adjusted revenues or expenses related to interest rate swaps are recognized over the lives of the agreements. Fees related to swap agreements are amortized using the interest method over the life of the swap. If an interest rate swap which qualifies for deferral accounting is terminated, the gain or loss is deferred and amortized over the remaining life of the specific asset or liability it was hedging. If the instrument being hedged by a swap is disposed of, the swap agreement is marked to market with any resulting gain or loss included in the determination of the gain of loss included in the determination of the gain or loss from the disposition. Interest rate swap agreements not qualifying for deferral accounting are recorded at market value. Any changes in the market value are recognized in other income.

          RETIREMENT PLAN
          FCC and its subsidiaries have established a retirement plan covering substantially all employees. Pension expense is charged to current operations and consists of service costs and interest costs reduced by the expected return on plan assets and amortization of initial unrecognized net assets. Current policy is to pay into the trust fund only that portion of the accrued liability which is currently tax deductible.

          POSTRETIREMENT BENEFITS
          FCC accrues the expected costs of postretirement benefits during the years that an eligible employee renders service to the employer.

          INTANGIBLE ASSETS
          Unamortized costs of purchased subsidiaries in excess of the fair value of the acquired net tangible assets are included in goodwill and other intangibles in the consolidated balance sheets. Also included in goodwill and other intangibles are premiums paid on the purchase of loan portfolios and deposit assumptions. Identifiable intangible assets, principally related to "depositor and borrower relationships," are being amortized using the straight-line method over the estimated periods benefited. The remaining costs (goodwill) are being amortized using the straight-line method over periods ranging from 5 to 20 years.

          EARNINGS PER COMMON SHARE
          Income for primary earnings per share is adjusted for preferred stock dividends. Primary earnings per share are computed based on the weighted average number of common shares outstanding and common stock equivalents arising from the assumed exercise of outstanding stock options, unless their effect would be antidilutive. Fully diluted earnings per share are computed
          using  average  common  shares  and  equivalents.   Common  stock
          equivalents are increased by the assumed conversion of convertible debentures and preferred stock into common stock as if converted at the beginning of the period, unless their effect would be antidilutive. Income for fully diluted earnings per share is adjusted for interest expense related to the debentures, net of the related income tax effect, and preferred stock dividends.

          STATEMENTS OF CASH FLOWS
          For purposes of reporting cash flows, cash and cash equivalents include cash on hand and noninterest-bearing amounts due from banks.


          OTHER
          Assets held by the Banks in fiduciary capacities (assets under trust agreements) are not assets of the Banks and are not included in the supplemental consolidated balance sheets. Generally, certain minor sources of income are recorded when payment is received. Results of these activities on the cash basis do not differ materially from those that would be reported using the accrual basis of accounting.

NOTE 2
Subsequent Events

     Effective February 17, 1995, First Bancshares, Inc. (First), the parent company of First Bank, Slidell, Louisiana, merged with FCC in exchange for approximately 2,705,537 shares of FCC common stock. First Bank was merged with First National Bank of Commerce (FNBC), a wholly owned subsidiary of FCC.
The acquisition was accounted for as a pooling-of-interests; accordingly, prior period financial information has been restated to include this acquisition. On December 31, 1994, First Bancshares, Inc. had $244 million
in assets.   Selected separate and combined financial information of FCC and
First for the year ended December 31, 1994 are presented below (in thousands, except per share amounts).



                                            FCC         First       Combined
===============================================================================
Year Ended December 31, 1994
     Net interest income               $  256,261   $   15,007   $    271,268
     Other income, excluding
        securities transactions        $  110,434   $    2,615   $    113,049
     Net income                        $   63,684   $    3,078   $     66,762
     Earnings per common share
       Primary                         $     2.25   $     3.63   $       2.15
       Fully diluted                   $     2.19   $     3.63   $       2.10
===============================================================================


     On February 17, 1995, FCC acquired City Bancorp, Inc. (City), the parent company of City Bank & Trust Company (City Bank), New Iberia, Louisiana, for approximately 516,100 shares of FCC common stock. City Bank was merged with The First National Bank of Lafayette, a wholly owned subsidiary of FCC. The acquisition was accounted for as a purchase. FCC repurchased in the open market the number of shares of its common stock issued for the City Bank acquisition. Related intangibles will be amortized over periods not to exceed fifteen years. On December 31, 1994, City had $79 million in assets. Proforma results of City have been excluded due to the immaterial impact on FCC's consolidated results of operations.

NOTE 3
Aquisitions

     Pending at December 31, 1994, was FCC's proposed aquisition of Lakeside Bancshares, Inc. (Lakeside), the parent company of Lakeside National Bank of Lake Charles (LNB). It is the intent of FCC to acquire Lakeside and merge LNB into the First National Bank of Lake Charles, a wholly owned subsidiary of FCC. At December 31,
1994, Lakeside had $177 million in assets. The acquisition is subject to various approvals and conditions, including regualtory approval. The acquisition of Lakeside is expected to be completed in the third quarter of 1995.
     On October 5, 1994, FNBC acquired Wolcott Mortgage Group, Inc. (Wolcott), a mortgage company which originates and sells residential mortgages. Wolcott's shareholders received $1.39 million in cash. A contingent payment may be made in October 1995, based on certain conditions. The acquisition was accounted for as a purchase.
Goodwill related to this transaction is amoritized using the straight-line method over 15 years. The results of operations of Wolcott since the date of acquisition have been included in FCC's consolidated financial statements. Proforma results of operations have been excluded due to the immaterial impact on FCC's consolidated results of operations.
     Effective January 1, 1994, First Acadiana National Bancshares,
Inc. (FANB), the parent company of First Acadiana National Bank, Opelousas, Louisiana, merged with FCC in exchange for 1,290,145 shares of FCC common stock. First Acadiana National Bank was merged with The First National Bank of Lafayette, a wholly owned subsidiary of FCC. The acquisition was accounted for as a pooling-of-interests. All 1993 financial information reported reflects the pooling-of-interests with FANB. Financial information prior to 1993 was not restated, since the effect would be immaterial.
      On January 13, 1992, FCC's banks in New Orleans, Baton Rouge and Alexandria acquired from the Resolution Trust Corporation approximately $1.5 billion of insured deposits and other marketable securities of Pelican Homestead and Savings Association
("Pelican"). $275 million of these deposits were immediately paid out.

NOTE 4
Restrictions on Cash and Due from Banks

     The Banks are required to maintain average reserve balances with the Federal Reserve Bank based on a percentage of deposits. Average balances maintained for such purposes were $65,547,000 and $95,163,000 during 1994 and 1993 respectively.

NOTE 5
Securities Held to Maturity




     An analysis of securities held to maturity follows (in thousands):

                                      Amortized   Unrealize  Unrealized    Fair
                                         Cost      Gains      (Losses)    Value
==================================================================================
December 31, 1994
- ----------------------------------------------------------------------------------
Obligations of U. S. agencies
    and corporations                 $    1,503  $      0        (1) $    1,502
Obligations of states
  and political
  subdivisions                            1,733        11         0       1,744
Other debt securities                       500         0         0         500
Equity securities                         9,237         0         0       9,237
- ----------------------------------------------------------------------------------
      Total securities held
        to maturity                  $   12,973  $     11        (1) $   12,983
==================================================================================
December 31, 1993
- ----------------------------------------------------------------------------------
U.S. Treasury securities             $  796,884  $  6,182        (2) $  803,064
Obligations of U.S.
  agencies and
  corporations                          701,463     6,976    (1,227)    707,212
Obligations of states
  and political
  subdivisions                           65,513    12,728         0      78,241
Other bonds, notes,
  debentures and stock                   14,884        33       (12)     14,905
- ----------------------------------------------------------------------------------
      Total securities held
        to maturity                  $1,578,744  $ 25,919    (1,241) $1,603,422
==================================================================================
December 31, 1992
- ----------------------------------------------------------------------------------
U.S. Treasury securities             $1,351,337  $ 19,195      (226) $1,370,306
Obligations of U.S.
  agencies and
  corporations                        1,080,709     3,492    (8,979)  1,075,222
Obligations of states
  and political
  subdivisions                           70,167    11,826       (51)     81,942
Other bonds, notes,
  debentures and stock                   41,164       161      (590)     40,735
- ----------------------------------------------------------------------------------
      Total securities held
        to maturity                  $2,543,377  $ 34,674    (9,846) $2,568,205
==================================================================================



     Upon adoption of SFAS No. 115 on January 1, 1994, $805 million of securities previously classified as held to maturity were reclassified as available for sale.

     An analysis of the amortized cost and the fair values of securities held to maturity by maturity periods follows (in thousands):



                               Amortized   Unrealized  Unrealized    Fair
                                 Cost         Gains     (Losses)     Value
- ----------------------------------------------------------------------------
December 31, 1994
- ----------------------------------------------------------------------------
Within one year               $      481  $      2        (1)     $    482
One to five years                  2,753         6         -         2,759
Five to ten years                    502         3         -           505
After ten years                    9,237         -         -         9,237
- ----------------------------------------------------------------------------
      Total securities held
        to maturity           $   12,973  $     11        (1)     $ 12,983
- ----------------------------------------------------------------------------


     Securities with carrying values of approximately $969,319,000, $830,552,000 and $590,727,000 at December 31, 1994, 1993 and 1992,
respectively, were required to be pledged to secure public and trust deposits, and for other purposes.
     Excluding securities issued by the U. S. government of by U. S. government agencies and corporations, no securities of any issuer exceeded 10 percent of consolidated stockholders' equity as of December 31, 1994 and 1993, when securities held to maturity and available for sale were combined for 1994 and held to maturity and held for sale were combined for 1993.
     During 1994, proceeds from the sales and calls of securities held to maturity were $3,625,000 resulting in gross realized gains of $6,000 and gross realized losses of $467,000.

NOTE 6
Securities Available for Sale
     An analysis of securities available for sale follows (in thousands):


                                      Amortized   Unrealized  Unrealized     Fair
                                         Cost       Gains      (Losses)      Value
======================================================================================
December 31, 1994
- --------------------------------------------------------------------------------------
U. S. Treasury securities           $  1,275,319 $      160 $   (31,241) $ 1,244,238
Obligations of U. S. agencies
  and corporations
   Mortgage-backed securities          1,093,553         51     (84,244)   1,009,360
   Notes                                 118,063          4        (387)     117,680
Obligations of states
  and political
  subdivisions                            97,082      6,896      (1,792)     102,186
Other debt securities                      7,291          -          (5)       7,286
Equity securities                         12,410          -        (582)      11,828
- --------------------------------------------------------------------------------------
    Total securities
      available for sale            $  2,603,718 $    7,111 $  (118,251) $ 2,492,578
======================================================================================



     During 1994, proceeds from the sales and calls of securities available for sale were $1,654,120,000 resulting in gross realized gains of $2,697,000 and gross realized losses of $46,721,000. Gross realized gains from the redemption of First Continental Bancshares, Inc. debentures were $1,000,000. An analysis of the amortized cost and fair values of the securities available for sale by maturity periods follows (in thousands):



                                      Amortized   Unrealized   Unrealized     Fair
                                         Cost       Gains      (Losses)      Value
======================================================================================
December 31, 1994
- --------------------------------------------------------------------------------------
Within one year                     $     41,726 $      141 $      (122) $    41,745
One to five years                      1,545,497        754     (42,283)   1,503,968
Five to ten years                         44,359        947      (2,944)      42,362
After ten years                          972,136      5,269     (72,902)     904,503
- --------------------------------------------------------------------------------------
      Total securities
        available for sale          $  2,603,718 $    7,111 $  (118,251) $ 2,492,578
======================================================================================



     Maturities of mortgage-backed securities are classified by contractual maturity dates. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or
without penalties.    At December 31, 1994, the weighted average contractual
maturity of the U.S. agency mortgage-backed securities was 22 years, compared to an average expected maturity of approximately 5 years.
During 1994, $207 million of mortgage-backed securities were paid out prior to maturity.


     Prior to the adoption of SFAS No. 115, FCC had classified certain securities as held for sale.
An analysis of securities held for sale as of December 31, 1993 and 1992 follows (in thousands):


                                  Carrying    Unrealized  Unrealized    Market
                                    Value       Gains      (Losses)     Value
=================================================================================
December 31, 1993
- ---------------------------------------------------------------------------------
U.S. Treasury securities        $   713,558 $      5,019 $       (17) $  718,560
Obligations of U.S.
  agencies and
  corporations                    1,005,358        1,852      (6,449)  1,000,761
Obligations of states
  and political
  subdivisions                       41,011        3,024         (50)     43,985
Other bonds, notes,
  debentures and stock               20,000            -           -      20,000
- ---------------------------------------------------------------------------------
    Total securities held
      for sale                  $ 1,779,927 $      9,895 $    (6,516) $1,783,306
=================================================================================
December 31, 1992
- ---------------------------------------------------------------------------------
U.S. Treasury securities        $   131,458 $      4,415 $      (785) $  135,088
Obligations of U.S.
  agencies and
  corporations                      274,611        3,813        (534)    277,890
Obligations of states
  and political
  subdivisions                       38,688        2,123         (20)     40,791
Other bonds, notes,
  debentures and stock               18,600            -           -      18,600
- ---------------------------------------------------------------------------------
      Total securities held
        for sale                $   463,357 $     10,351 $    (1,339) $  472,369
=================================================================================


NOTE 7
Loans and Leases
     The composition of loans and leases was as follows (in thousands):


                                               December 31
==================================================================
                                           1994          1993
- ------------------------------------------------------------------
  Loans to individuals                $  1,552,046  $  1,251,343
  Commercial, financial and
    agricultural                           716,193       492,355
  Real estate                              613,026       609,047
  Credit card loans                        426,224       383,932
  Other loans                               88,073       114,163
- ------------------------------------------------------------------
Total loans and leases                   3,395,562     2,850,840
  Unearned income                           (8,147)      (15,736)
- ------------------------------------------------------------------
Loans and leases, net
    of unearned income                $  3,387,415  $  2,835,104
==================================================================


     The following tables provide a further classification of certain categories of loans and leases (dollars in thousands):


                                                                 December 31
=====================================================================================================
Loans to Individuals by Type as a
Percent of Total Loans and Leases                   1994                           1993
- -----------------------------------------------------------------------------------------------------
Residential (1-4 family) - first lien $    560,990         16.52 %      $  463,691         16.27 %
Residential (1-4 family) - junior lien      88,340          2.60            80,156          2.81
Automobile                                 512,040         15.08           389,933         13.68
Education                                  186,039          5.48           146,516          5.14
Personal expenditures                      157,178          4.63           115,453          4.05
Other                                       47,459          1.40            55,594          1.95
=====================================================================================================
                                      $  1,552,046         45.71 %      $1,251,343         43.90 %
=====================================================================================================



                                                                 December 31
=====================================================================================================
Commercial, Financial and Agricultural
Loans by Industry as a Percent of
Total Loans and Leases                              1994                           1993
- -----------------------------------------------------------------------------------------------------
Services                              $    199,401          5.87 %      $  130,593          4.58 %
Mining                                      90,557          2.67            29,057          1.02
Transportation                              70,785          2.08            63,236          2.22
Wholesale trade                             69,683          2.05            53,021          1.86
Manufacturing                               66,166          1.95            44,806          1.57
Financial                                   55,550          1.64            46,595          1.63
Retail trade                                43,612          1.28            40,833          1.43
Construction                                40,619          1.20            27,865          0.98
Communications                              25,843          0.76            19,237          0.67
Other                                       53,977          1.59            37,113          1.30
- -----------------------------------------------------------------------------------------------------
                                      $    716,193         21.09 %      $  492,356         17.27 %
=====================================================================================================




                                                                 December 31
=====================================================================================================
Real Estate Loans by Type as a
Percent of Total Loan                               1994                           1993
- -----------------------------------------------------------------------------------------------------
Commercial                            $    533,997         15.73 %      $  525,515         18.43 %
Construction and land development           51,884          1.53            59,870          2.10
Multi-family                                22,913          0.67            20,387          0.72
Farmland                                     4,232          0.12             3,275          0.11
- -----------------------------------------------------------------------------------------------------
                                      $    613,026         18.05 %      $  609,047         21.36 %
=====================================================================================================



     In the ordinary course of business, the Banks make loans to directors and executive officers of FCC and its subsidiaries and to their associates. In the opinion of management, related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and do not involve more than normal risks of collectibility. The amount of such related party loans was $107,700,000 and $50,237,000 at December 31, 1994 and 1993, respectively. An analysis of 1994 activity with respect to these loans follows (in thousands):



                                                         1994
====================================================================
Beginning balance                                   $     50,237
Additions                                                197,101
Repayments                                              (142,216)
Increase due to change in related parties                  2,578
- --------------------------------------------------------------------
Ending balance                                      $    107,700
=====================================================================


NOTE 8
Allowance for Loan Losses

     A summary analysis of the transactions in the allowance for loan losses follows (dollars in thousands):


                                                    Years Ended December 31
==================================================================================
                                                  1994        1993        1992
- ----------------------------------------------------------------------------------
Balance at beginning of year                   $ 70,459    $ 83,227    $  73,888
Provision charged to expense                    (11,443)     (5,804)      22,720
  Loans and leases charged to the allowance     (13,348)    (16,478)     (24,820)
  Recoveries on loans and leases previously
    charged to the allowance                     10,265       9,514        8,493
- ----------------------------------------------------------------------------------
    Net charge-offs                              (3,083)     (6,964)     (16,327)
- ----------------------------------------------------------------------------------
Balance at end of year                         $ 55,933    $ 70,459    $  80,281
==================================================================================
Net charge-offs as a percent of
  average loans and leases (a)                     .10  %      .27  %       .70  %
Allowance for loan losses as a percent of
  loans and leases (a) at end of year              1.65 %      2.49 %       3.37 %
==================================================================================

(a) Net of unearned income.


NOTE 9
Nonperforming Assets

     Nonperforming assets include loans and leases on nonaccrual status, loans and leases that have been restructured with borrowers as to interest rates or repayment terms for credit reasons, real estate acquired through foreclosures, loans classified as in-substance foreclosures, unused bank premises and other foreclosed assets.
Loans past due 90 days or more are considered to be performing assets until placed on nonaccrual status. Nonperforming assets included in the consolidated balance sheets were as follows
(dollars in thousands):



                                    December 31
======================================================
                                   1994      1993
- ------------------------------------------------------
Nonaccrual loans                 $13,544   $25,566
Foreclosed assets
  Other real estate                9,786    14,762
  Other foreclosed assets             91        96
  Allowance for losses
    on foreclosed assets          (3,898)   (5,918)
- ------------------------------------------------------
                                   5,979     8,940
- ------------------------------------------------------
      Total nonperforming
        assets                   $19,523   $34,506
======================================================
  Loans past due 90 days
    or more and not
    on nonaccrual status         $10,310   $12,673
======================================================
Ratios at end of year
  Nonperforming assets
    as a percent of loans
    and leases plus
    foreclosed assets               .58  %    1.21 %
  Allowance for loan losses
    as a percent of non-
    performing loans              412.97 %  275.60 %
  Loans and leases past
    due 90 days or more
    and not on nonaccrual
    status as a percent of
    loans and leases                .30  %    .45  %
======================================================




     The loss of income associated with nonperforming loans and leases, and the cost of carrying foreclosed assets were (in thousands except per share amounts):


                                                  Years Ended December 31
================================================================================
                                               1994        1993         1992
- --------------------------------------------------------------------------------
Effect on pretax income
  Nonperforming loans
    Contractual interest income             $   1,810   $   4,408    $   6,064
    Income actually received and recorded
     on loans on nonaccrual status
     during the year                             (306)       (248)         (81)
- --------------------------------------------------------------------------------
      Loss of interest income on loans          1,504       4,160        5,983
- --------------------------------------------------------------------------------
  Foreclosed assets
    Cost of operations                          1,609       1,734        1,969
    Interest cost (average funds
      sold rate)                                  353         535          960
    Net (gains) on foreclosed assets           (1,326)     (2,011)      (1,762)
    Provision for losses on foreclosed assets     496       2,342        7,499
================================================================================
      Cost to carry foreclosed assets           1,132       2,600        8,666
================================================================================
        Total effect on pretax income       $   2,636   $   6,760    $  14,649
================================================================================
Cost per common share after tax             $    0.06   $    0.15    $    0.36
================================================================================


    Additionally, interest of $2,367,000 was recovered on loans previously on nonaccrual, but not on nonaccrual status in 1994.
     The activity in the allowance for foreclosed assets was as follows
(in thousands):


                                                   Years Ended December 31
===============================================================================
                                                 1994        1993       1992
- -------------------------------------------------------------------------------
Balance at beginning
  of year                                   $   5,918   $   9,120    $   4,351
Allowance provisions                              496       2,342        7,499
Sales and dispositions                         (2,516)     (5,544)      (2,730)
- -------------------------------------------------------------------------------
  Net change                                   (2,020)     (3,202)       4,769
- -------------------------------------------------------------------------------
Balance at end of year                      $   3,898   $   5,918    $   9,120
===============================================================================


     In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 114 (SFAS No. 114), "Accounting by Creditors for Impairment of a Loan". In October 1994,
FASB issued Statement of Financial Accounting Standards No. 118 (SFAS
No. 118), "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," which amends SFAS No. 114. These standards require the measurement of impairment on certain loans based on the present value of expected future cash flows discounted at the loan's effective interest rate. Adoption of SFAS Nos. 114 and 118 is required for fiscal years beginning after December 15, 1994. FCC adopted these statements beginning January 1, 1995. Adoption will not have a material impact on FCC's supplemental consolidated financial statements.

NOTE 10
Premises and Equipment

     An analysis of premises and equipment by asset classification follows (in thousands):


                                             December 31
=================================================================
                                          1994           1993
- -----------------------------------------------------------------
Land                                  $   23,388   $    21,041
Buildings                                 74,859        72,637
Leasehold improvements                    19,621        18,813
Furniture, fixtures and equipment        101,227        81,592
Capitalized leased equipment                 390           390
Construction in progress                   6,824         7,746
- -----------------------------------------------------------------
                                         226,309       202,219
Accumulated depreciation
    and amortization                    (103,150)      (93,355)
- -----------------------------------------------------------------
                                      $  123,159   $   108,864
=================================================================



     Provisions for depreciation and amortization charged to operating expense were $15,286,000, $11,936,000, and $10,661,000 for 1994, 1993,
and 1992 respectively.
     At December 31, 1994, the Banks and a service subsidiary were obligated under a number of noncancelable leases for land and buildings used for continuing operations and for automobiles and equipment on a short-term basis. Future minimum rental payments under operating leases having an initial or remaining noncancelable lease term in excess of one year were as follows (in thousands):


                             Premises    Equipment       Total
===================================================================
 1995                      $    7,140 $      183   $     7,323
 1996                           6,419        173         6,592
 1997                           5,505         38         5,543
 1998                           5,175          0         5,175
 1999                           5,021          0         5,021
Later years                    52,626          0        52,626
- -------------------------------------------------------------------
                           $   81,886 $      394   $    82,280
===================================================================



     Generally, operating leases contain various renewal options and some contain a provision for increased rentals under cost of living escalation clauses. Total rental expense, net of immaterial sublease rentals, was $6,608,000, $6,080,000 and $5,858,000 for 1994, 1993 and 1992, respectively.

NOTE 11
Goodwill and Other Intangibles

     Tangible and identifiable intangible assets and liabilities of acquisitions accounted for as purchases were recorded at their fair values at the dates of acquisition. The excess of purchase price over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill. Also included in goodwill and other intangibles are premiums which were paid on the purchase of loan portfolios and deposits purchased from the Federal Deposit Insurance Corporation and the Resolution Trust Corporation. Selected information concerning intangibles follows (in thousands):


                                                    December 31
=======================================================================
                                                   1994         1993
- -----------------------------------------------------------------------
Favorable leasehold interests                  $     704   $     737
Borrower relationships                               238         415
Depositor relationships                            2,776       3,724
Goodwill                                          11,400      11,267
- -----------------------------------------------------------------------
    Total                                      $  15,118   $  16,143
=======================================================================



                                          Pretax Amortization
                                         Years Ended December 31
=======================================================================
                                       1994       1993        1992
- -----------------------------------------------------------------------
Favorable leasehold interests     $       34   $      34   $      40
Borrower relationships                   179         389         581
Depositor relationships                  945       1,386         961
Goodwill                               1,037       1,020         863
- -----------------------------------------------------------------------
    Total                         $    2,195   $   2,829   $   2,445
=======================================================================


NOTE 12
Deposits

     The composition of deposits was as follows (in thousands):


                                                       December 31
=========================================================================
                                                  1994          1993
- -------------------------------------------------------------------------
  Demand deposits                          $    1,262,143 $   1,227,193
  NOW account deposits                            938,719       937,525
  Money market investment deposits                701,859       823,083
  Savings deposits                                604,076       636,847
  Other consumer time deposits                  1,592,233     1,491,018
- -------------------------------------------------------------------------
    Total core deposits                         5,099,030     5,115,666
  Time deposits $100,000 and over (a)             577,340       409,584
- -------------------------------------------------------------------------
    Total                                  $    5,676,370 $   5,525,250
==========================================================================


(a) Foreign branch time deposits included are immaterial in each period presented.

NOTE 13
Short-Term Borrowings

     An analysis of short-term borrowings follows (in thousands):


                                                December 31
=========================================================================
                                     1994          1993         1992
- -------------------------------------------------------------------------
Federal funds purchased
  and securities sold under
  agreements to repurchase      $    461,255   $  636,145   $  467,433
Commercial paper                           -            -          500
Other short-term borrowings            9,719       42,671       12,204
- -------------------------------------------------------------------------
    Total                       $    470,974   $  678,816   $  480,137
=========================================================================



     Information regarding federal funds purchased and securities sold under agreements to repurchase follows (dollars in thousands):



==========================================================================
                                        1994         1993         1992
- --------------------------------------------------------------------------
Average interest rate
  on December 31                        5.32 %       2.66 %       2.51 %
- --------------------------------------------------------------------------
Year-to-date averages
  Interest rate                         4.03 %       2.85 %       2.93 %
  Balance                       $    571,325   $  516,058   $  265,873
- --------------------------------------------------------------------------
Maximum amount
  outstanding at any
  month-end during
  the year                      $    650,015   $  775,178   $  467,433
==========================================================================



     Federal funds purchased arise principally from transactions with other banks. At December 31, 1994, federal funds purchased had maturities ranging from three to four days. Securities sold under agreements to repurchase had maturities up to twenty-two days as of December 31, 1994, and were investment transactions with other national banks, public entities, corporate customers and securities dealers.
To the extent that the proceeds of these transactions exceed funding requirements of the Banks, the excess funds are sold in the money markets.
     FCC maintains lines of credit with several large banks, totaling $30 million at December 31, 1994 to support the issuance of commercial paper and pays fees to maintain these lines. No lines of credit were in use at December 31, 1994, 1993 or 1992.

NOTE 14
Long-Term Debt

     Long-term debt consisted of (in thousands):


                                               December 31
================================================================
                                             1994       1993
- ----------------------------------------------------------------
First Commerce Corporation
  12 3/4% convertible debentures,
    due in December 2000; unsecured (a)
      Series A                          $   26,846   $  26,846
      Series B                              56,492      57,122
  12% subordinated debentures,
     due in September 1994                       -       1,451
- ----------------------------------------------------------------
                                            83,338      85,419
- ----------------------------------------------------------------
Subsidiaries
  9% mortgage note payable,
    due in installments, balance
    due in November 1996                     5,295       5,370
  10% mortgage note payable,
    due in installments through
    July 2003                                   25          49
  Obligations under capitalized
    leases, due in installments
    through August 2003                        298         317
- ----------------------------------------------------------------
        Total long-term debt            $   88,956   $  91,155
================================================================

 (a) At December 31, 1994, approximately $15,434,000 was held by directors and executive officers of FCC.

     Annual principal repayment requirements for the years 1995 through 1999 follow (in thousands):


                                          Subsidiaries
==========================================================
1995                                    $      109
- ----------------------------------------------------------
1996                                         5,240
- ----------------------------------------------------------
1997                                            31
- ----------------------------------------------------------
1998                                            35
- ----------------------------------------------------------
1999                                            38
- -----------------------------------------------------------

     The 12 3/4% Convertible Debentures due 2000, Series A and B, were issued in exchange for all of the capital stock held by stockholders of The First National Bank of Lake Charles and Rapides Bank & Trust
Company in Alexandria, respectively.  FCC is required to redeem Series
B Debentures at the principal amount upon the death of the original holder; Series A Debentures allow redemption upon the death of their original holder at the option of the holder's estate. At the option of the holder, each of the Series A or B Debentures may be converted into FCC common stock at the conversion price of $26.66 principal amount for one share of stock.
     Total cash payments for interest expense on long-term debt, short-term borrowings and deposits were $150,863,000, $147,524,000 and $171,240,000 in 1994, 1993 and 1992, respectively.

NOTE 15
Employee Benefit Plans

     Retirement Plans--The Retirement Plan for Employees of First Commerce Corporation (Retirement Plan) is a defined benefit plan covering substantially all employees who have attained age 21 and completed one year of employment. Benefits are based on years of service and the employees' highest average monthly compensation for any 60-month period during the last 120-month period of service. FCC's funding policy is to contribute annually the maximum that can be deducted for federal income tax purposes.
     The following table sets forth the plan's funded status at December 31, 1994 and 1993 (in thousands):


                                                 December 31
=======================================================================
                                              1994         1993
- -----------------------------------------------------------------------
Projected benefit obligation
    Vested benefits                        $ (52,261)  $  (52,031)
    Nonvested benefits                        (1,001)      (1,021)
- -----------------------------------------------------------------------
    Accumulated benefit obligation           (53,262)     (53,052)
    Effect of projected future
      compensation levels                    (15,627)     (16,005)
- -----------------------------------------------------------------------
Projected benefit obligation                 (68,889)     (69,057)
Plan assets at fair value                     63,810       68,233
- -----------------------------------------------------------------------
Projected benefit obligation in excess of
    plan assets                               (5,079)        (824)
Unrecognized net loss due to past experience
    different from assumptions made            2,839          841
Unrecognized prior service cost                 (962)      (1,082)
Unrecognized net assets being recognized
    over 15 years                             (3,866)      (4,511)
- -----------------------------------------------------------------------
Unfunded accrued pension cost included
    in other accrued liabilities           $  (7,068)  $   (5,576)
=======================================================================


     The plan's assets at December 31, 1994 consisted primarily of U. S. government securities, corporate bonds, and common stocks. At
December 31, 1994 and 1993 the plan's assets included $176,132 and $201,157 of FCC common stock, at market value. As of December 31, 1994, the plan's assets included 8,006 shares of FCC common stock with a market value of $22.00 per share. During 1994, dividends of $8,400 were paid on FCC common shares held by the plan.
     Net periodic pension cost for 1994, 1993 and 1992 included the following (in thousands):

                                                 Years Ended December 31
===============================================================================
                                              1994         1993        1992
- -------------------------------------------------------------------------------
Service cost-benefits earned during
    the period                             $   3,198   $    2,524   $  2,289
Interest cost on projected benefit
    obligation                                 4,738        4,380      4,093
Loss (return) on plan assets                   1,368       (5,657)    (2,937)
Other components, net                         (7,812)        (556)    (3,296)
- -------------------------------------------------------------------------------
    Net periodic pension cost              $   1,492   $      691   $    149
===============================================================================


     In determining the plan's funded status, the weighted average discount rate assumed was 7 1/2% at December 31, 1994 and 1992, and 7% at December 31, 1993. The rate of increase in future salary levels was 5 1/2% in each of the three years. The expected long-term rate of return on assets was 8 1/2% in 1994, 1993 and 1992.
     Tax-Deferred Savings Plan--FCC has a Tax-Deferred Savings Plan covering substantially all full-time employees. Employees may voluntarily contribute up to a maximum of 15%, with the limit depending on the salary level. Employees receive matching contributions of 50% of voluntary contributions up to a maximum of 2 1/2% of gross pay. Vesting in matching employer contributions occurs at 25% per year after one year's participation with full vesting after four years. Employer contributions were $1,719,000, $1,777,000 and $1,273,000, in 1994, 1993 and 1992 respectively, on a restated
basis. First Bank had a 401(k) plan during all periods presented. This plan has been merged into FCC's Tax-Deferred Savings Plan. First Bank's contributions to the plan have been included in FCC's contribution.
     Postretirement Benefits--Certain of FCC's subsidiaries provide postretirement medical and life insurance coverage for specified groups of employees who retired in prior years. The expected costs of postretirement benefits are accrued during the years that an eligible employee renders service to the employer, including a portion of the accumulated postretirement benefit at January 1, 1993, amortized over a 20-year period. The estimated current accumulated postretirement benefit obligation (APBO) was $1,592,000 and $2,323,000 at December 31, 1994 and 1993, respectively. The APBO calculation assumes a discount rate of 7 1/2% at December 31, 1994 and 1993. The health care cost trend rate assumed in the current calculation begins at 9% and declines in future periods, with an underlying inflation rate of 4%.
An increase in the health care cost trend rate of 1% would result in an increase in the postretirement medical obligation portion of the APBO of approximately 9.1% from $940,000 to $1,026,000. FCC's accumulated postretirement benefit expense was $151,000 in 1994 and $371,000 in 1993, including the 20-year amortization of the transition obligation. Retiree medical insurance and life insurance expense was $30,000, $47,000 and $13,000 in 1994, 1993 and 1992, respectively.
     Postemployment Benefits - In November 1992, Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" was issued. FCC adopted this standard on January 1, 1994. The Statement requires the accrual of the expected costs of postemployment benefits during the years in which an eligible employee renders service to an employer. FCC's postemployment benefit obligation is immaterial.

NOTE 16
Stockholders' Equity

     FCC issued 2,705,537 shares of common stock in connection with the acquisition of First Bancshares Inc. on February 17, 1995.
     FCC issued 516,100 shares of its common stock in connection with the acquisition of City Bancorp, effective February 17, 1995.  In the first quarter of 1995, FCC repurchased an equal number of shares of its common stock.
     FCC issued 1,290,145 shares of common stock in connection with the acquisition of First Acadiana National Bancshares, Inc. on January 1, 1994.
     On December 30, 1993, FCC paid a five-for-four stock split effected in the form of a 25% stock dividend to stockholders of record on December 17, 1993. On January 11, 1993, FCC paid a three-for-two stock split effected in the form of a 50% stock dividend to stockholders of record on December 11, 1992. Fractional shares were paid in cash based on the closing price on the payment date adjusted for the stock split. All average number of shares outstanding and per share amounts were restated to reflect both splits.
     On June 23, 1992, FCC issued an additional one million common shares, which were sold in a public offering.
     On January 23, 1992, FCC issued 2,400,000 shares of 7.25% preferred stock, $25 stated value in a public offering. The preferred stock is non-voting and cumulative as to dividends. Each share of preferred stock is convertible into 1.1646 shares of common stock.
     FCC's 1985 Stock Option Plan (the 1985 Plan) and Tandem Stock Appreciation Rights Plan (the SAR Plan) were replaced with a new plan in 1992. The FCC 1992 Stock Incentive Plan (the 1992 Plan) covers up to 10%
of the outstanding shares of common stock. During 1994, 79,978 options were granted at a price of $27.50 per share under the 1992 Plan. The exercise price of the shares subject to each option granted under the 1985 Plan is the higher of the fair market value of the stock on the date of grant or the book value. Under the 1992 Plan the exercise price may not be less than the fair market value of the common stock on the date of grant.
     Options are exercisable in 25% increments beginning one year after the date of grant and each year thereafter on a cumulative basis under the 1985
Plan.   Under the 1992 Plan, no option may be exercised during the six-month period immediately following the date of grant. The Compensation Committee has the discretion to determine the term of each option, and the time or times during its term when such option becomes exercisable. The income tax effect of any difference between the market price at the exercise date and the option price is credited to additional paid-in capital as the options are exercised. Both plans allow the issuance of restricted stock; restriction terms are determined at the time of grant. Under the SAR plan, rights may be granted in conjunction with options granted under the option plan. In 1994, 239,935 rights were granted at a price of $27.50 per share under the 1992 plan. Compensation expense is recognized in connection with stock appreciation rights based on the current market value of the common stock. No compensation expense was recognized in 1994 related to these rights. A summary of changes in stock options follows (dollars in thousands except per share data):


=====================================================================
                                      Option Price
- ---------------------------------------------------------------------
                         Number of
                          Shares       Per Share       Aggregate
- ---------------------------------------------------------------------
Outstanding
   January 1, 1992         940,614    $9.13-$11.74   $     9,392
Granted                    122,607       $21.07            2,583
Exercised                 (475,231)   $9.13-$11.74        (4,553)
Canceled                   (11,876)  $10.40-$21.07          (174)
- ---------------------------------------------------------------------
Outstanding
   December 31, 1992       576,114    $9.13-$21.07   $     7,248
Granted                     76,736   $28.20-$30.80         2,184
Exercised                 (168,555)   $9.13-21.07         (1,684)
Canceled                    (4,245)   $10.44-28.20           (64)
- ---------------------------------------------------------------------
Outstanding
    December 31, 1993      480,050    $9.27-$30.80   $     7,684
Granted
   Options                  79,978       $27.50            2,199
   Rights                  239,935       $27.50            6,598
Exercised
   Options                 (81,067)  $ 9.27-$28.20          (893)
Canceled
   Options                 (19,390)  $ 9.27-$28.20          (335)
   Rights                   (7,569)      $27.50             (208)
- ---------------------------------------------------------------------
Outstanding
   December 31, 1994       691,937   $ 9.27-$30.80   $    15,045
=====================================================================




     Options for 245,602 shares were exercisable at December 31, 1994. Restricted stock issued in 1988 and 1989 vested at 55% on January 31,
1992, based upon the level of cumulative earnings per share for the years 1989 to 1991. The restrictions on 100% of the 1991 grants lapsed on December 31, 1993, based upon the level of cumulative earnings per share for the years 1991 through 1993. The restrictions on the 1993 grants will lapse in full or in part in 1996, depending on the level of cumulative earnings per share for the years 1993 through 1995. The restrictions on the 1994 grants will lapse in full or in part in 1997, depending on the level of cumulative earnings per share for the years 1994 through 1996 and FCC's average annual return on equity for this same three year period. Additionally, a performance share award, not to exceed 50% of the shares awarded, may be earned based on certain peer group rankings. Those officers holding restricted stock receive dividends and have the right to vote the shares based on the assumption that all restrictions will lapse. A summary of changes in restricted stock follows:


============================================================
                                       Number of Shares
============================================================
Outstanding, January 1, 1992                234,414
Granted                                       5,625
Earned and issued unrestricted              (73,963)
Canceled                                    (67,408)
- ------------------------------------------------------------
Outstanding, December 31, 1992               98,668
Granted                                      47,814
Earned and issued unrestricted              (82,293)
Canceled                                    (16,375)
- ------------------------------------------------------------
Outstanding, December 31, 1993               47,814
Granted                                       9,792
Canceled                                     (3,554)
- ------------------------------------------------------------
Outstanding, December 31, 1994               54,052
============================================================



FCC recorded $315,000, $944,000 and $1,152,000 of amortization expense in 1994, 1993, and 1992, respectively related to these resticted shares.
     At December 31, 1994, 910,618 shares of common stock were reserved for issuance under the FCC Tax-Deferred and Supplemental Tax-Deferred Savings Plans, in which participants can choose to invest in FCC common stock. FCC's contributions to the plan are made in either cash or FCC common stock, with cash contributions used to purchase FCC common stock. The plan trustee purchased 19,839 shares in 1994, 115,001 shares in 1993 and 45,736 shares in 1992 of FCC common stock directly from FCC.
     At December 31, 1994, 1,449,023 shares of common stock were reserved for issuance under the FCC Dividend and Interest Reinvestment and Stock Purchase Plan, which allows participants to reinvest their dividends (from both common and preferred stock), interest (on the 12 3/4% Debentures, Series A and B) and certain optional cash contributions in FCC common stock. The plan allows FCC, at its discretion, to either issue new shares or purchase shares in the open market on the reinvestment dates for the plan's participants. FCC issued 38,879 shares of common stock in 1994, 66,845 shares in 1993 and 71,318 shares in 1992, directly to the plan for participants.

NOTE 17
Dividend and Loan Restrictions

     The primary source of funds for the dividends paid by FCC to its stockholders is dividends from the Banks. The payment of dividends by national banks is regulated by the Comptroller of the Currency. The payment of dividends by state banks in Louisiana that are members of the Federal Reserve system is regulated by the Louisiana
Commissioner of Financial Institutions and the Federal Reserve Board.
The amount of retained earnings that could be paid to FCC after December 31, 1994 without prior approval was approximately
$63,332,000, plus an amount equal to the Banks' net income for 1995.
The parent company's net working capital is another source for the payment of dividends. Net working capital was $105,015,000 as of December 31, 1994.
     Under current Federal Reserve regulations, the Banks are limited in the amounts they may loan to their affiliates, including FCC. Loans to a single affiliate may not exceed 10% and loans to all affiliates may not exceed 20% of an individual bank's net assets plus its allowance for loan losses. Such loans must be collateralized by assets with market values of 100% to 130% of loan amounts, depending upon the nature of the collateral.

NOTE 18
Off-Balance Sheet Instruments

     In the normal course of business, FCC is a party to financial instruments which are not recorded in the consolidated financial statements. These financial instruments include commitments to extend credit, letters of credit, interest rate contracts and foreign exchange contracts.
     Loan commitments and lines of credit represent commitments to lend funds at specific rates, with fixed expiration or review dates and for specific purposes. These commitments are agreements to fund loans if the conditions in the agreements are met. For their credit card customers, the Banks have the right to change or terminate any terms or conditions of the credit card accounts at any time. Since many commitments and unused credit card lines are never actually drawn upon, the unfunded amounts do not necessarily represent future funding requirements. The Banks evaluate each customer's creditworthiness on an individual basis. The amount of collateral obtained, if any, upon extension of credit is based on the credit-worthiness of the customer.
     Standby letters of credit obligate the Banks to pay third parties if the Banks' customers fail to perform under the agreements with those third parties. Commercial letters of credit are used to finance contracts for the shipment of goods from seller to buyer. Letters of credit are subject to credit review, collateral requirements and debt covenants similar to those in loan agreements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.
     Foreign exchange contracts are commitments to purchase or deliver foreign currency at a specified exchange rate. These contracts are used as commercial service products and guarantee that at a future date, the customer will receive the foreign currency at a specified rate. The market risk from unfavorable movements in currency exchange rates is minimized by offsetting transactions.
     In order to manage interest rate risk on certain assets and liabilities, the Banks may enter into interest rate contracts, including swaps, cap corridors, caps, swaptions and floors. These agreements obligate one or both parties to make interest rate payments based on designated or calculated interest rates times the notional amounts of the contracts. The notional amounts do not represent an amount at risk because they are only used as the basis for determining the actual cash flows related to the interest rate contracts. Normal credit reviews of the parties to these agreements are performed to minimize the risk of default. A swaption is an option to either enter into an interest rate swap at some future date or cancel an existing swap. A cap corridor is the simultaneous purchase and sale of a cap; the cap sold is for a higher rate than the one purchased.
     A summary of obligations under financial instruments which are not reflected in the consolidated financial statements follows (in thousands):


                                                             December 31
==================================================================================
                                                        1994           1993
- ----------------------------------------------------------------------------------
Commitments to extend credit for loans and
  leases (excluding credit card plans)              $   944,155   $    651,053
Commitments to extend credit for credit
  card plans                                        $ 1,437,709   $    983,711
Commercial letters of credit                        $     1,744   $      2,140
Financial letters of credit                         $    54,538   $     47,066
Performance letters of credit                       $    17,203   $     17,277
Mortgage loans sold with recourse                   $       848   $      6,652
Foreign exchange contracts
  Commitments to purchase                           $       580   $      1,228
  Commitments to sell                               $       660   $      1,326
When-issued securities
  Commitments to purchase                           $        50   $        470
  Commitments to sell                               $        50   $        470
Interest rate contracts (a)
  Swaps, including amortizing interest rate swaps   $   360,000   $    263,000
  Swaptions                                         $         0   $    200,000
  Caps                                              $   350,000   $      5,000
  Cap corridors                                     $   100,000   $    550,000
==================================================================================

 (a) Notional principal amounts.

NOTE 19
Fair Value of Financial Instruments

     In December, 1991, the FASB issued Statement of Financial Accounting Standards No. 107 (SFAS No. 107), "Disclosures about Fair Value of Financial Instruments". In October, 1994, FASB issued Statement of Financial Accounting Standards No. 119 (SFAS No. 119), "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," which amends SFAS No. 107. These standards require disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Approximately 92% of FCC's assets and liabilities are considered financial instruments as defined in SFAS No. 107. Many of FCC's financial instruments, however, lack a readily available trading market as characterized by a willing buyer and willing seller engaging in an exhange transaction. Therefore, significant estimations and present value calculations were used by FCC for the purpose of this disclosure. Estimated fair values have been determined by FCC using the best available data and an estimation methodology suitable for each category of financial instrument.
     Fair value estimates are based on existing on and off-balance sheet financial instruments without considering the value of future business and the value of assets and liabilities that are not considered financial instuments. Also, the tax ramifications related to unrealized gains and losses have not been considered in any of the estimates.
     Reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.
     Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements of SFAS No. 107 and 119. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of FCC.
     The following methods and assumptions were used to estimate the fair value of each class of financial instrument.

On-balance sheet financial instruments:
   Cash and short-term investments - For cash and due from banks and money market investments, the carrying amount is a reasonable estimate of fair value.

   Securities - The fair value of securities held to maturity, available for sale and held for sale is the market value. The market value was determined from quoted prices or quoted prices of similar securities of comparable risk and maturity where no quoted market price exists.

   Loans - The fair value of loans, except for credit card loans, was calculated by discounting the scheduled principal and interest payments to maturity using estimates of December 31, 1994 and 1993 rates. For credit card loans, cash flows and maturities were estimated based on historical experience and discounted using an average yield adjusted for servicing costs and credit losses.

   Deposits - Deposits with stated maturities were valued using a present value of contractual cash flows with a discount rate approximating current market rates for deposits of similar remaining maturities. SFAS No. 107 requires that deposits without stated maturities, such as noninterest-bearing demand deposits, money market accounts and savings accounts, have a fair value equal to the amount payable on demand as of December 31, 1994, which is also their book value. However, these deposits do have an inherent value due to the nature of the relationships with these long-term depositors, which are reflected by the premiums that purchasers of deposits have been willing to pay to sellers historically.

   Short-term borrowings - The fair value of short-term borrowings is the book value.

   Long-term debt - The fair value of the long-term debt was estimated from dealer quotes.


Off-balance sheet financial instruments:
   Interest rate contracts - The fair values of interest rate contracts were obtained from dealer quotes. The fair value of interest rate contracts is not related to the notional amount. These values represent the estimated amount that FCC would receive or pay to terminate the contracts, taking into account current interest rates and, when appropriate, the current creditworthiness of the counterparties.

   Foreign exchange contracts - The fair value of foreign exchange contracts is related to the cash flows arising from these contracts and will fluctuate based on currency values. The fair value of foreign exchange contracts was immaterial.

   Commitments to extend credit and letters of credit - The fair value of commitments to extend credit and all types of letters of credit were established using the fees currently charged to enter into similar agreements. The aggregate fair value of these committments and letters of credit was immaterial.

   When-issued securities - The fair value of when-issued securities is the par value. The fair value of when-issued securities was immaterial.

       The estimated fair values of FCC's financial instruments follows (in thousands).



                                           December 31, 1994          December 31, 1993
- -----------------------------------------------------------------------------------------------
                                          Carrying       Fair       Carrying        Fair
                                           Amount       Value        Amount         Value
- -----------------------------------------------------------------------------------------------
On-balance sheet financial assets:
  Cash and short-term
     investments                          $  483,824  $   483,824   $  485,451    $  485,451
  Securities available for sale/
     held for sale                        $2,492,578  $ 2,492,578   $1,779,927    $1,783,306
  Securities held to maturity             $   12,973  $    12,983   $1,578,744    $1,603,422
  Loans, net of unearned income and
     the allowance for loan l             $3,331,482  $ 3,287,479   $2,764,645    $2,762,191

On-balance sheet financial liabilities:
  Deposits                                $5,676,370  $ 5,655,327   $5,525,250    $5,541,499
  Short-term borrowings                   $  470,974  $   470,974   $  678,816    $  678,816
  Long-term debt                          $   88,956  $   107,618   $   91,155    $  142,187

Off-balance sheet financial instruments:
  Interest rate contracts                 $    2,586  $   (12,977)  $      773    $   (1,109)
- -----------------------------------------------------------------------------------------------

NOTE 20
Contingencies

     FCC and its subsidiaries have been named as defendants in various legal actions arising from normal business activities in which damages in various amounts are claimed. The amount, if any, of ultimate liability with respect to such matters cannot be determined. However, after consulting with legal counsel, management believes any such liability will not have a material effect on FCC's consolidated financial condition or results of operations.

NOTE 21
Other Operating Expense

    The composition of other operating expense follows (in thousands):


                                       Years Ended December 31
====================================================================
                                     1994       1993       1992
- --------------------------------------------------------------------
Advertising and marketing         $  9,182   $  8,440   $  7,675
Stationery and supplies              6,920      6,663      6,057
Taxes, licenses and other fees       6,733      5,546      4,116
Computer-related services            6,638      6,044      5,566
Postage                              5,184      5,271      5,328
Communications                       4,166      4,084      3,536
Travel and entertainment             2,864      2,674      2,074
Credit card expense                  2,689      2,714      1,806
Armored car, courier and freight     2,630      2,294      2,268
Nonperforming assets expense           779      2,065      7,706
Other                                7,408      7,478     12,998
- --------------------------------------------------------------------
  Total                           $ 55,193   $ 53,273   $ 59,130
====================================================================

NOTE 22
Income Taxes


     The components of income tax expense in the supplemental consolidated statements of income for the years ended December 31, 1994, 1993, and 1992 were as follows (in thousands):



                                   Liability Method              Deferred Method
- -----------------------------------------------------------------------------------
                                 1994                1993            1992
- -----------------------------------------------------------------------------------
Current                  $           25,187    $      51,539    $     37,290
Deferred                              6,667           (7,979)         (2,751)
- -----------------------------------------------------------------------------------
   Total                 $           31,854    $      43,560    $     34,539
===================================================================================


     Income tax expense related to state and foreign income taxes is included above and was insignificant in all years presented. Income tax benefit (expense) related to securities transactions was $15,220,000 in 1994, $148,000 in 1993 and $(117,000) in 1992.

     Total income tax expense for 1994, 1993 and 1992 was different from the amount computed by applying the statutory federal income tax rates to pretax income as follows (in percentages):


                                                                  Years Ended December 31
=================================================================================================
                                                 Liability Method            Deferred Method
- -------------------------------------------------------------------------------------------------
                                                      1994              1993       1992
- -------------------------------------------------------------------------------------------------
Federal income tax expense                             35.00 %         35.00 %      34.00 %
Increase (decrease) resulting from:
  Benefits attributable to tax-exempt interest         (3.58)          (2.73)       (3.91)
  Deferred taxes no longer needed                        -             (2.86)         -
  Effect of change in tax rate on beginning
     deferred items                                      -             (0.33)         -
  Effect of adopting SFAS 109                            -              0.43          -
  Nondeductible expenses                                1.43            0.44         0.69
Other items, net                                       (0.55)           0.12         0.17
- -------------------------------------------------------------------------------------------------
Actual income tax expense                              32.30 %         30.07 %      30.95 %
=================================================================================================


     The current income tax (receivable) payable was $(2.67) million and $9.62 million on December 31, 1994 and 1993, respectively.

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There were net deferred tax assets of $55.21 million and $24.46 million on December 31, 1994 and 1993 respectively. The major temporary differences which created deferred tax assets and liabilities as of December 31, 1994 and 1993 are as follows (in thousands):




                                                       December 31, 1994                        December 31, 1993
=========================================================================================================================
                                                   Deferred        Deferred                Deferred          Deferred
                                                     Tax              Tax                    Tax               Tax
                                                    Assets        Liabilities               Assets         Liabilities
- -------------------------------------------------------------------------------------------------------------------------
Unrealized loss on securiti               $           38,890    $          -            $         -     $             -
Allowance for loan losses                             19,556               -                 24,713                   -
Amortization of intangibles                            3,039               -                  3,703                   -
Employee benefits                                      2,488               -                  1,731                   -
Interest on nonaccrual loans                           1,310               -                  2,431                   -
Alowance for losses on foreclosed assets                 845               -                  3,034                   -
Accumulated depreciation                                   -           4,464                      -               4,539
Accrued liabilities                                        -           4,061                      -               3,943
Bond accretion                                             -           3,190                      -               3,968
Other                                                  1,430             630                  3,430               2,128
- --------------------------------------------------------------------------------------------------------------------------
  Total deferred taxes                    $           67,558    $     12,345            $    39,042     $        14,578
==========================================================================================================================



Deferred income tax benefit for the year ended December 31, 1992 included the following components
(in thousands):

==================================================
Provision for loan losses       $    (1,957)
Provision for other losses             (566)
Interest on nonaccrual loan          (1,303)
Depreciation                           (550)
Direct lease financing income            (1)
Bond accretion                          (45)
Other items, net                      1,671
- --------------------------------------------------
  Total deferred tax benefit    $    (2,751)
==================================================


     FCC's cash payments for federal income tax liabilities were $35.22 million, $40.13 million and $33.60 million for 1994, 1993 and 1992, respectively.

Condensed Parent Company Only
Financial Information

Condensed Balance Sheets (in thousands)


                                                          December 31
============================================================================
                                                       1994         1993
- ----------------------------------------------------------------------------
ASSETS
  Interest-bearing deposits in
    subsidiary banks (a)
    Cash and due from banks                      $     98,166   $   43,735
    Time deposits                                         381          618
  Loan receivable, net of unearned income                 975            -
  Investments in subsidiaries at equity (a)
    Banks                                             461,641      550,502
    Nonbanks                                            7,181        4,388
- ----------------------------------------------------------------------------
                                                      468,822      554,890
  Other assets                                         22,966       32,143
- ----------------------------------------------------------------------------
    Total assets                                 $    591,310   $  631,386
============================================================================
LIABILITIES
  Payables to subsidiaries (a)                   $      3,751   $    7,583
  Long-term debt                                       83,338       85,419
  Other liabilities                                    12,502        9,817
- ----------------------------------------------------------------------------
    Total liabilities                                  99,591      102,819
STOCKHOLDERS' EQUITY                                  491,719      528,567
- ----------------------------------------------------------------------------
    Total liabilities and stockholders' equity   $    591,310   $  631,386
============================================================================

(a) Eliminated in consolidation, except for goodwill and other intangibles.


Condensed Statements of Income (in thousands)

<CAPTION

                                                           Years Ended December 31
========================================================================================
                                                      1994          1993         1992
- ----------------------------------------------------------------------------------------
INCOME
  Interest and dividends on
    securities                                   $        866   $      290   $      110
  Interest on receivables from
    subsidiaries (a)                                    1,667        1,798        2,546
  Dividends from subsidiaries (a)                      92,530       25,123        4,136
  Other income                                             25          234            5
- ----------------------------------------------------------------------------------------
                                                       95,088       27,445        6,797
- ----------------------------------------------------------------------------------------
EXPENSES
  Interest on debt to nonbank subsidiaries                165          183            -
  Interest on debt to nonaffiliates                    10,698       11,565       11,793
  Other                                                 1,956        1,226        1,643
- ----------------------------------------------------------------------------------------
                                                       12,819       12,974       13,436
- ----------------------------------------------------------------------------------------
Income before income taxes and
  equity in undistributed earnings
  of subsidiaries                                      82,269       14,471       (6,639)
Income tax benefit                                     (3,714)     (13,445)      (3,230)
- ----------------------------------------------------------------------------------------
                                                       85,983       27,916       (3,409)
Equity in undistributed earnings
  of subsidiaries (a)                                 (19,221)      73,286       79,564
- ----------------------------------------------------------------------------------------
NET INCOME                                             66,762      101,202       76,155
PREFERRED DIVIDEND
  REQUIREMENTS                                          4,347        4,348        4,076
- ----------------------------------------------------------------------------------------
INCOME APPLICABLE TO
  COMMON SHARES                                  $     62,415   $   96,854   $   72,079
========================================================================================

  (a) Eliminated in consolidation.


Parent Company
Statements of Cash Flows (in thousands)



                                                Years Ended December 31
=============================================================================
                                              1994       1993       1992
- -----------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                               $   66,762 $   101,202 $  76,155
Adjustments to reconcile net income
  to net cash provided by operating
  activities
      Equity in undistributed earnings
         of subsidiaries (a)                 19,221     (73,286)  (79,564)
      Deferred income tax (benefit)
        expense                                (183)    (13,394)      304
      Decrease in interest payable              (36)        (87)      (41)
      Decrease in other assets                  933       1,622       118
      Increase (decrease) in other
        liabilities                           1,001          27    (9,688)
      Other                                    (456)      1,238     1,127
- -----------------------------------------------------------------------------
        NET CASH PROVIDED (USED) BY
          OPERATING ACTIVITIES               87,242      17,322   (11,589)
- -----------------------------------------------------------------------------
INVESTING ACTIVITIES
  Investment in subsidiaries (a)             (5,000)      3,000   (38,288)
  Purchase of interest-bearing
    time deposits (a)                             -           -    (2,020)
  Proceeds from maturity of interest-
    bearing time deposits (a)                   237         313     2,335
  (Increase) in loans                          (975)          -         -
  Purchase of securities                    (11,998)    (85,000)  (22,300)
  Proceeds from sales of securities          20,000      83,975     3,700
  Principal collected on advances (a)        77,392      86,002    73,161
  Advances originated or acquired (a)       (80,755)    (81,289)  (73,366)
- -----------------------------------------------------------------------------
        NET CASH PROVIDED (USED) BY
          INVESTING ACTIVITIES               (1,099)      7,001   (56,778)
- -----------------------------------------------------------------------------
FINANCING ACTIVITIES
  Net increase (decrease) in commercial
    paper                                         -        (500)      500
  Payments on long-term debt                 (2,081)     (8,322)   (4,683)
  Proceeds from issuance of stock
    Common                                    1,840       5,385    52,019
    Preferred                                     -           -    57,597
  Cash dividends                            (31,471)    (24,995)  (17,872)
- -----------------------------------------------------------------------------
        NET CASH PROVIDED (USED) BY
          FINANCING ACTIVITIES              (31,712)    (28,432)   87,561
- -----------------------------------------------------------------------------
    INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                       54,431      (4,109)   19,194
    CASH AND CASH EQUIVALENTS
      AT BEGINNING OF YEAR                   43,735      47,844    27,763
- -----------------------------------------------------------------------------
    CASH AND CASH EQUIVALENTS
      AT END OF YEAR                     $   98,166      43,735    46,957
=============================================================================


(a) Eliminated in consolidation.


          REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


          To the Stockholders
          and Board of Directors of
          First Commerce Corporation:

          We have audited the supplemental consolidated balance sheets of FIRST COMMERCE CORPORATION (a Louisiana corporation) and subsidiaries as of December 31, 1994 and 1993, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. The supplemental consolidated financial statements give retroactive effect to the merger with First Bancshares, Inc. on February 17, 1995, which has been accounted for as a pooling of interests as described in
          Note 2. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                In our opinion, the supplemental financial statements referred to above present fairly, in all material respects, z the financial position of First Commerce Corporation and subsidiaries as of December 31, 1994 and 1993 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, after giving retroactive effect to the merger with First Bancshares, Inc. as described in
          Note  2,  in  conformity  with  generally   accepted   accounting
          principles.

                As  discussed  in  Note  1,  effective  January 1, 1994 the
          Company   changed   its   method  of  accounting  for  investment
          securities.
          ARTHUR ANDERSEN LLP


          New Orleans, Louisiana
          May 4, 1995

               Item 7.   Financial Statements and Exhibits.

               (c)  Exhibits

                    23   Consent of Arthur Andersen LLP.

                    27   Financial Data Schedule.

                                        SIGNATURE



                    Pursuant to the requirements of the Securities Exchange
               Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FIRST COMMERCE CORPORATION


                                             By: /s/ Thomas L. Callicutt, Jr.
                                                  Thomas L. Callicutt, Jr.
                                                   Senior Vice President,
                                                       Controller and
                                                Principal Accounting Officer

               Dated:  May 5, 1995

                                      EXHIBIT INDEX



                                                                    Page
               Exhibits                                            Number

                  23   Consent of Arthur Andersen LLP.

                  27   Financial Data Schedule